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                                                                    EXHIBIT 10.8

                                    LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made and entered into this 23rd day of September 1997, by and between WESTMINSTER CAPITAL, INC., a Delaware Corporation ("Westminster"), and TOUCH CONTROLS, INC., a California Corporation ("TCI").

                                       RECITALS

     A. TCI is engaged in the business of inventing, designing, manufacturing, assembling and marketing enhanced infra-red "touch screens", designing, assembling and marketing computer work stations used in connection with said "touch screens", and designing, developing, assembling and marketing computer peripherals, software and hardware as part of "touch control solutions" for industrial, public access and other applications.

     B. TCI desires to borrow funds for the purpose of financing its marketing, product development, financing new purchases of materials and inventory, and for other purposes.

     C. Westminster is interested in loaning funds to TCI for such purposes, on the terms and conditions set forth herein.

     NOW, THEREFORE in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. Westminster agrees to loan up to Eight Hundred Thousand Dollars ($800,000) to TCI (the "Loan") on the terms and conditions set forth in this Agreement. The Loan will be evidenced by a Secured Convertible Promissory Note (the "Note") in the form of Exhibit "A" attached hereto and made a part hereof by reference. The Note will be secured as provided in this Agreement.

     2. The proceeds of the Loan shall be used solely for marketing, product development, financing new purchases of materials and inventory, the specific uses set forth in Exhibit "B" attached hereto and made a part hereof by reference, and such other uses as may be approved in advance in writing by Westminster.

     3. The Note will be secured by a first priority security interest in certain assets of TCI, as set forth in the Security Agreement, a copy of which is attached hereto, marked Exhibit "C" and made a part hereof by reference. Prior to the funding of the Loan, all senior liens and security interests in such assets, including but not limited to any liens and security interests held by the shareholders of TCI, and family members of such shareholders, must be released.

     4. The Note will be convertible, at the option of Westminster, into capital stock of TCI, as provided therein. Upon such conversion, the shareholders of TCI and Westminster shall execute a Shareholder's Agreement, a copy of which is attached hereto, marked Exhibit "D" and made a part hereof by reference.

     5.   TCI represents and warrants to Westminster as follows:

          (a) TCI is a corporation duly organized, validly existing and in good standing under the laws of the State of California; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified and licensed to do business in the State of California (which is the only state in which TCI has assets, employees and a place of business).

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          (b)  TCI has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all other agreements and instruments to be executed by TCI in connection herewith and to perform fully TCI's obligations hereunder and thereunder.

          (c) TCI has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and all other agreements and instruments to be executed by TCI in connection herewith and to consummate the transactions contemplated hereby and thereby. This Agreement is, and all such other agreements and instruments are, the legal, valid and binding obligations of TCI, enforceable in accordance with their respective terms.

          (d) The authorized capital stock of the TCI consists solely of five hundred thousand (500,000) shares of common stock of which one hundred one thousand (101,000) shares are issued and outstanding, fully paid and nonassessable and, except for such outstanding shares, there are no shares of capital stock or other securities or other equity interests of TCI outstanding. Except as indicated in Section 5(d) of the Disclosure Schedule (which is attached hereto, marked Exhibit "E" and made a part hereof by reference):

               (i) There are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person or entity to purchase or otherwise acquire any capital stock or other securities or other equity interests of TCI;

               (ii) There are no outstanding obligations or securities convertible into or exchangeable for shares of any capital stock or other securities or other equity interests of TCI, or any commitments of any character relating to or entitling any person or entity to purchase or otherwise acquire any such obligations or securities;

               (iii) There are no preemptive or similar rights to subscribe for or to purchase any capital stock or other securities or other equity interests of TCI;

               (iv) There are no other commitments of any kind or type for the issuance of any capital stock or other securities or other equity interests of TCI.

          (e) TCI has no subsidiaries and does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity.

          (f) Except as disclosed in Section 5(f) of the Disclosure Schedule, and subject to obtaining the necessary contents specified in Section 5(g) hereof, neither the execution or delivery by TCI of this Agreement or any other agreement or instrument to be executed by it in connection herewith, nor the consummation of the transactions contemplated herein or therein will: (i) violate any provision of the Articles of Incorporation, Bylaws or other charter documents of TCI; (ii) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of TCI; (iii) violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options material to the business, operations, properties or financial condition of TCI under, any contract or other agreement to which TCI is a party or by which its property is bound; or (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which TCI or its property is subject.

          (g) Section 5(g) of the Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization or other requirement, whether prescribed by law, rule, regulation or court order or decree or required pursuant to the terms of any contract or agreement to which TCI is a party or by it or its property is bound, which must be obtained from any governmental body, court or person or which must otherwise be satisfied by TCI and which is necessary for (i) the execution or delivery by TCI of this Agreement or any other agreement or instrument to be executed by it in connection herewith, or (ii) the consummation of the transactions contemplated herein or therein. Each such consent, approval, authorization or other requirement will be obtained or satisfied prior to the funding of the loan.

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          (h)  Section 5(h) of the Disclosure Schedule sets forth (i) the unaudited balance sheet of TCI as of December 31, 1996, and the related statements of income and retained earnings and changes of financial position for the fiscal year then ended, and (ii) the unaudited balance sheet and statement of income of TCI for the eight (8) month period ended August 31, 1997. Said financial statements (1) were prepared in accordance with the books and records of TCI; (2) were prepared in accordance with good accounting practices and principles (except for manual adjustments to inventory) consistently applied;
(3) fairly present TCI's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (4) contain and reflect all necessary adjustments and accruals for a fair presentation of TCI's financial condition and the result of its operations for the periods covered by said financial statements; (5) contain and reflect adequate provisions for all reasonably anticipated liabilities for all taxes, federal, state, local or foreign, with respect to the period then ended and all prior periods; and (6) with respect to contracts and commitments for the sale of goods or the provision of services by TCI, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts. The unaudited balance sheet and statements of income of TCI as of and for the eight (8) month period ended August 31, 1997, are hereinafter referred to as the "Financial Statements". August 31, 1997 is hereinafter referred to as the "Balance Sheet Date".

          (i) Except (1) as and to the extent specifically reflected or reserved against the balance sheet included in the Financial Statements, (2) incurred in the ordinary course of business after the Balance Sheet Date, (3) otherwise disclosed in the Disclosure Schedule, TCI has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which in the aggregate are material to the condition (financial or otherwise), properties, business, assets or prospects of TCI. TCI has no knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any liabilities of TCI except in the ordinary course of business or as otherwise set forth in this Section 5(i).

          (j) The inventories shown on the balance sheet included in the Financial Statements consist of items of a quality and quantity useable and saleable in the ordinary course of business by TCI, except for obsolete and slow-moving items and items below standard quality (which in any event do not exceed normal commercial standards in amount), all of which have been written down on the books of TCI to net realizable market value or have been provided for by adequate reserves. All items included in the inventories are the property of TCI, except for sales made in the ordinary course of business since the Balance Sheet Date; for each of these sales either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of TCI. No items included in the inventories have been pledged as collateral or are held by TCI on consignment from others. The inventories shown on all the balance sheets included in the Financial Statements are based on quantities determined by physical count or measurement, taken within the preceding twelve
(12) months, and are valued at cost on a basis consistent with that of prior years.

          (k) The accounts and notes receivable reflected in the balance sheet included in the Financial Statements arose from valid sales in the ordinary course of business and have been collected in full since the Balance Sheet Date, or are collectible at their full amounts, less the reserve set forth in the balance sheet included in the Financial Statements, which reserve is accurate and consistent with past practices. All such accounts and notes receivable are owned by TCI free and clear of any security interests, claims or other encumbrances of any nature.

          (l) No account payable of TCI which has arisen subsequent to the Balance Sheet Date has exceeded Ten Thousand Dollars ($10,000), nor has the aggregate of such accounts payable exceeded Fifty Thousand Dollars ($50,000).

          (m) Except as indicated in Section 5(m) of the Disclosure Schedule, since the Balance Sheet Date, there has not been any:

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               (i)  Transaction by TCI except in the ordinary course of
     business as conducted on that date, or execution of any contract or commitment (whether or not in the usual and ordinary course of business) involving a potential liability of TCI exceeding Ten Thousand Dollars ($10,000), individually, or Fifty Thousand Dollars ($50,000), in the aggregate;

               (ii) Capital expenditure by TCI exceeding Five Thousand Dollars ($5,000) in the aggregate, or lease of capital equipment or property under which the annual lease charges exceed Five Thousand Dollars ($5,000) in the aggregate;

               (iii) Material adverse change in the condition (financial or otherwise), liabilities, assets, business or prospects of TCI;

               (iv) Destruction, damage to or loss of any asset of TCI (whether or not covered by insurance) which materially and adversely affects the condition (financial or otherwise), business or prospects of TCI;

               (v) Labor trouble, strike or other event or condition of any character materially and adversely affecting the condition (financial or otherwise), business or prospects of TCI;

               (vi) Change in the accounting methods or practices
     (including, without limitation, any change in depreciation or amortization policies or rates) of TCI;

               (vii)  Re-evaluation by TCI of any of its assets;

               (viii) Declaration, setting aside or payment of a dividend or other distribution in respect of, or any direct or indirect redemption, repurchase, or other acquisition by TCI, of any of its capital stock of any class or of any other of its securities;

               (ix) Increase in the salary or other compensation payable or to become payable by TCI to any of its officers, directors or employees, the adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional "fringe benefits", or the declaration or payment by TCI of a bonus or other additional salary or compensation to any such person;

               (x) Sale or transfer of any asset of TCI, except sales in the ordinary course of business of inventories or immaterial amounts of other tangible personal property not required by the business and operations of TCI;

               (xi) Amendment or termination of any Material Contract (as defined herein);

               (xii) Loan by TCI to any person or entity, or guaranty by TCI of any loan;

               (xiii) Payment by TCI of any obligation or liability, fixed or contingent, other than current liabilities;

               (xiv) Cancellation by TCI without full payment, of any note, loan, or other obligation owing to TCI;

               (xv) Mortgage, pledge or other encumbrance of any asset of TCI, except for liens for taxes not due;

               (xvi) Incurment of, assumption of, or taking any properties subject to, any liability, except for liabilities incurred or assumed or property taken in the ordinary course of business of TCI and consistent with past practice;

               (xvii) Waiver or release of any right or claim of TCI, except in the ordinary course of business;

               (xviii) Amendment of the Articles of Incorporation, Bylaws or other charter documents of TCI, issuance of any shares of capital stock or other securities or other equity interests of TCI, or issuance or creation of any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of capital stock or other securities or other equity interests of TCI may be directly or indirectly authorized, issued, or transferred from treasury;

               (xix) Other event or condition of any character which has or might reasonably be expected to have a material and adverse effect on the financial condition, business, assets or prospects of TCI.

          (n) To the best of TCI's knowledge, except as indicated in Section 5(n) of the Disclosure Schedule:

               (i) Within the times and in the manner prescribed by law, TCI has filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll-related tax, property tax, and all other tax returns which TCI is required to file, has paid or provided for all taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of tax, interest or penalties owed by it; no taxing authority has asserted, or will successfully assert, any claim for the assessment of any additional tax liability of any nature with respect to any periods covered by any such returns;

               (ii) Each tax return filed by TCI fully and accurate reflects its tax liability for such year and accurate sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax bases of its properties and assets.

               (iii) No penalties are, or will become, due with respect to the late filing of any such return and no audit of any tax return of TCI is in progress or, to the best knowledge of TCI, threatened;

               (iv) No extensions of time with respect to any date on which any tax return was or is to be filed by TCI is in force, and no waiver or agreement by TCI is in force for the extension of time for the assessment or payment of any tax;

               (v) TCI has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes;

               (vi) TCI has delivered to Westminster true and correct copies of all federal and state income tax returns of TCI for the last complete fiscal year.

          (o) (i) TCI has complied with all federal, state, county, local and foreign laws, ordinances, regulations and orders applicable to TCI and no material capital expenditures will be required in order to insure continued compliance therewith. Except as indicated in Section 5(o) of the Disclosure Schedule, no franchise, license, permit, order or approval of any governmental or regulatory body is material to or necessary for the conduct of the business of TCI. Section 5(o) of the Disclosure Schedule sets forth each franchise, license, permit, order and approval necessary to the conduct of the business of TCI. Each is in full force and effect, no violations are or have been recorded in respect of any thereof, and no proceeding is pending or to the best knowledge of TCI, threatened, to revoke, amend or limit any thereof.

               (ii) TCI is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about any real property occupied by TCI including, but not limited to, soil and groundwater condition. During the time in which TCI occupied its real property, neither TCI, nor, to the best knowledge of TCI, any third party has used, generated, manufactured, stored or disposed of on, under or about such property or transported to or from such property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials ("Hazardous Materials"). For the purposes hereof, Hazardous Materials shall include, but not be limited to substances defined as "hazardous substances," "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 1803, ET SEQ.

          (p) Except as set forth in Section 5(p) of the Disclosure Schedule, to the best knowledge of TCI, there is no pending or threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, criminal or civil, at law or in equity, by or against or otherwise affecting TCI or its businesses, prospects, assets, properties or financial conditions.

          (q) TCI owns no real property, or any interest in real property, other than leases set forth in Section 5(o) of the Disclosure Schedule. All such leases are in full force in effect and as respects the performance of TCI, there is no default or event of default or event which, with notice or lapse of time or both, would constitute a default thereunder and no consent need be obtained from any person in respect of any such lease in connection with the transactions contemplated hereby.

          (r) Section 5(f) of the Disclosure Schedule sets forth (1) a description of each item of tangible personal property owned by TCI having on the date hereof either a depreciated book value or estimated fair market value per unit in excess of One Thousand Dollars ($1,000), or not owned by TCI but in the possession of or used in the business of TCI and having rental payments therefor in excess of Two Hundred Fifty Dollars ($250) per month or Three Thousand Dollars ($3,000) per year; and (2) a description of the owner of, and any agreement relating to the use of, each such item of tangible personal property not owned by TCI and the circumstances under which such property is used. Except as indicated in Section 5(r) of the Disclosure
Schedule:

               (i) TCI has good and marketable title to each time of such tangible personal property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due and liens of repairmen or bailees or other similar liens incurred in the ordinary course of business in respect of obligations which are not overdue;

               (ii) No officer, director, shareholder or employee of TCI, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the items of tangible personal property described in Section 5(r) of the Disclosure Schedule;

              (iii) Each material lease, conditional sale contract, franchise or license pursuant to which TCI holds or uses any interest owned or claimed by it in or to each item of such tangible personal property is valid, binding and in full force and effect, and, as respects the performance of TCI, there is no default or event of default or event which, with notice or lapse of time or both, would constitute a default thereunder and no consent need be obtained from any person in respect of any such lease, conditional sale contract, franchise or license in connection with the transactions contemplated hereby;

               (iv) Each item of such tangible personal property is in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable law or regulation.

          (s) Section 5(s) of the Disclosure Schedule sets forth (1) a true and accurate identification of each fictitious business name, trademark, servicemark, trade name, copyright and all registrations and applications for any of the foregoing owned by TCI or used by it in the conduct of its business,
(2) a true and complete schedule of each patent, invention, industrial model, process, design and all registrations and applications for any of the foregoing owned by TCI or used by it in the conduct of its businesses, (3) a true and complete list, without extensive or revealing descriptions, of all trade secrets of TCI, including all processes, know-how and other technical data, and includes, as to each such trade secret, the specific location of each writing, computer program or other tangible medium containing its complete description, specifications, source codes, charges, procedures, manuals and other descriptive material relating to it, and (4) a true and complete list of all licenses or similar agreements or arrangements to which TCI is a party either as licensee or licensor for each such item of intangible personal property. Except as indicated in Section 5(s) of the Disclosure
Schedule:

               (i) TCI is the owner of all right, title and interest in and to each such item of intangible personal property, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims;

               (ii) No officer, director, shareholder or employee of TCI, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the items of intangible personal property described in Section 5(s) of the Disclosure Schedule;

               (iii) The patents and applications for patents listed in Section 5(s) of the Disclosure Schedule are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within ninety (90) days after the date of this Agreement;

               (iv) There have not been any actions or other judicial or adversary proceedings involving TCI concerning any of such items of intangible personal property, there is no basis for any such action or proceeding, and to the best knowledge of TCI, no such action or proceeding is threatened. If any such action or proceeding is initiated concerning such items of intangible personal property, patents or other proprietary rights, TCI will diligently defend its rights thereto at TCI's expense;

               (v) TCI has the right and authority to use each such item of intangible personal property in connection with the conduct of its business in the manner presently conducted, and such use does not conflict with, infringe upon, or violate any patent or other proprietary rights of any other person; TCI has not infringed and/or is now infringing on any proprietary rights belonging to any other person;

               (vi) TCI has the right and authority to use such proprietary rights as are necessary to enable it to conduct and to continue to conduct all phases of its respective business in the manner presently conducted and contemplated to be conducted by it;

               (vii) There are no outstanding nor to the best knowledge of TCI, any threatened, disputes or disagreements with respect to any licenses or similar agreements or arrangements described in Section 5(s) of the Disclosure Schedule;

               (viii) Each trade secret's documentation is reasonably current, accurate, and in a form that is usable by an experienced electrical engineer with programming experience in "assembly" programming language;

               (ix) TCI has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; and

               (x) All trade secrets of TCI are presently valid and protectable, and are not part of the public knowledge or literature, nor to the best knowledge of TCI have they been used, divulged, or appropriated for the benefit of any person other than TCI or to the detriment of TCI.

          (t) Section 5(t) of the Disclosure Schedule sets forth a true and correct list of all contracts and other agreements to which TCI is a party or by which any of their assets are bound or subject except purchase of sales contracts made in the ordinary course of business and not involving a commitment for a duration greater than twelve (12) months or an aggregate amount in excess of Five Thousand Dollars ($5,000); and any other contract made in the ordinary course of business and not providing for a duration in excess of six months or involving aggregate payments or potential liabilities in excess of Three Thousand Dollars ($3,000).

     The contracts and other agreements which are required to be identified anywhere in the Disclosure Schedule are hereinafter referred to as the "Material Contracts". Except as indicated in Section 5(t) of the Disclosure Schedule;

               (i) Each Material Contract is valid, binding, enforceable and in full force and effect and there is no default or event which, with notice or lapse of time or both, would constitute a default by any party thereunder;

               (ii) TCI has fulfilled all material obligations required pursuant to each material Contract to have been performed by it prior to the date hereof, and TCI has no reason to believe that TCI will not be able to fulfill, when due, all of its obligations under each Material Contract which remain to be performed after the date hereof;

               (iii) TCI has not received any notice that any party to any of the Material Contracts intends to cancel or terminate any such Material Contract or to exercise or not to exercise any option thereunder; and

               (iv) TCI is not a party to, nor is any of its property bound by, any contract or other agreement which [a] restricts the conduct of its businesses anywhere in the world, [b] is materially adverse to its businesses and operations, or [c] which contains any unusual or burdensome provisions which may materially adversely affect or impair the conduct of its businesses and operations in any way.

          (u) Section 5(u) of the Disclosure Schedule sets forth a true and current list of each (i) employment agreement, collective bargaining agreement, or other labor agreement to which TCI is a party or by which it is bound; (ii) pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plan or contract to which TCI is a party or by which it is bound; and (iii) plan or agreement under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any employees of TCI (each of the foregoing is hereinafter referred to as a "Labor Agreement"). Section 5(u) of the Disclosure Schedule also includes a true and complete schedule listing the names, total annual compensation, total accrued vacation and other fringe benefits of each person employed by TCI presently receiving compensation aggregating in excess of Fifteen Thousand Dollars ($15,000) per year.

     Except as set forth in Section 5(u) of the Disclosure Schedule:

               [a] Each Labor Agreement is valid, binding, enforceable and in full force and effect and there is no default or event which, with notice or lapse of time or both, would constitute a default by any party thereunder;

               [b] TCI has not received any notice that any party to any of the Labor Agreements intends to cancel or terminate any such Labor Agreement or to exercise or not to exercise any option thereunder; and

               [c] The employment of each employee of TCI (except Roberto Frulla who is employed under contract) may be terminated immediately by TCI except as otherwise provided by statute or decisional authority.

          (v) To the best of its knowledge, TCI has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees of TCI and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. No present or former employee, officer or director of TCI has any claim against TCI for any matter, including but not limited to (i) overtime pay; (ii) wages or salary; (iii) vacation time off or pay in lieu of vacation time off; (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours, work place conditions, or any other matter; or (v) injuries or other damages which are not fully covered by the TCI's insurance policies. Except as disclosed in Section 5(v) of the Disclosure Schedule, there is no:

               [a] Unfair labor practice complaint against TCI pending before the National Labor Relations Board or any state or local agency;

               [b]  Material labor grievance pending against TCI.

     In addition, to the best knowledge of TCI: (i) none of the matters specified in clauses [a] and [b] above is threatened against TCI; (ii) no union organizing activities have taken place with respect to TCI; (iii) no base exists for which a claim may be made under any collective bargaining agreement to which TCI is a party; and (iv) all key employees of TCI are in good health.

          (w) All accrued obligations of TCI applicable to its employees, whether arising by operation of law, by contract or past custom, for payments by TCI to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees, with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made in the Financial Statements. Except as disclosed in Section 5(w) of the Disclosure Schedule:

               (i) Neither TCI nor any entity that is a member of a group of which TCI is a member and that is under common control with TCI ("Affiliate"), as defined in Section 414(b) or (c) of the Internal Revenue Code (the "Code"), maintains or has any obligations to contribute to, or has in effect or has committed to adopt any "Employee Pension Benefit Plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") or any "Employee Welfare Benefit Plan" within the meaning of Section 3(1) of ERISA ("Welfare Plan");

               (ii) Neither TCI nor any entity that is a member of a group of which TCI is a member and that is under common control with TCI maintains or has any obligation to contribute to any multi-employer plan.

          (x) Section 5(x) of the Disclosure Schedule sets forth a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of TCI specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than Five Thousand Dollars ($5,000). Such policies and binders are in full force and effect and are in all material respects in accordance with the customary insurance requirements for the industry of TCI. TCI is not in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. TCI has not received a notice of cancellation or non-renewal of any such policy or binder. TCI has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due, or any similar state of facts which may form the basis for termination of any such insurance. No such policy is terminable or cancelable by the insurer by virtue of the consummation of the transactions contemplated herein.

          (y) Except as indicated in Section 5(y) of the Disclosure Schedule, no single supplier, lessee or customer of TCI is of material importance to TCI. The relationships of TCI with its suppliers, lessees and customers are good commercial working relationships and no person who was such supplier, lessee or customer of TCI at any time since the date of the balance sheet included in the Financial Statements has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate its relationship with TCI or has since such date decreased or limited materially, or threatened to decrease or limit materially, its services, supplies or materials to TCI or its usage of services or products of TCI, as the case may be. TCI has no notice that any such supplier, lessee or customer intends to cancel or otherwise modify its relationship with TCI or to decrease materially or limit its services or products to TCI or its usage of services or products of TCI.

          (z) Except as indicated in Section 5(z) of the Disclosure Schedule, no officer, director or shareholder of TCI and no key employee of TCI (i) owns, directly or indirectly, any interest in (excepting not more than a one percent (1%) share holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of TCI; (ii) holds a beneficial interest in any contract, instrument, obligation, commitment or agreement to which TCI is a party or under which any of them is obligated or bound or to which their respective properties may be subject (other than stock options nd other contracts, commitments or agreements between TCI and such persons in their capacities as employees, officers or directors of TCI; (iii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any patent, trademark, trade name, servicemark, franchise, patent, invention, permit, license or secret or confidential information) which TCI is using or the use of which is necessary for the business and operations of TCI; or (iv) has an cause of action or other claim whatsoever against, TCI, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefits plans and similar matters and agreements existing on the date hereof.

          (aa) Except as indicated in the Section 5(aa) of Disclosure Schedule, TCI is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of TCI nor to any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been accrued on the Financial Statements, and no such officer, director, shareholder or affiliate is indebted to TCI, except for advances made to employees of TCI in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obliger.

          (ab) TCI has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

          (ac) Except as indicated in Section 5(ac) of the Disclosure Schedule, since July 8, 1997 (the date of the letter of intent between TCI and Westminster with respect to the Loan), there have been no material modifications or amendments to any contract or other agreement, to which TCI and any officer, director, employee or shareholder of TCI is a party, which would benefit, directly or indirectly, any such officer, director, employee or shareholder.

          (ad) TCI has furnished or made available to Westminster for its examination the following, each of which is accurate and complete in all material respects:

               (i) Copies of the Articles of Incorporation, Bylaws or other charter documents of TCI as in effect on the date hereof;

               (ii) The minute books of TCI containing all proceedings, consents, actions and meetings of its Board of Directors;

               (iii) Copies of all permits, orders and consents with respect to TCI and its securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, orders and consents;

               (iv) The transfer books of TCI setting forth all transfers of its securities;

               (v) All ledgers, financial records, books of account and files of TCI.

          (ae) TCI does not know or have reason to know of any material facts or contingencies which might adversely affect the financial condition, business, operations or prospects of TCI or the value or condition of its properties and assets.

          (af) TCI has made available or delivered to Westminster true and current copies of all agreements and documents referred to in the Disclosure Schedule.

          (ag) To the best of its knowledge, all documents and other papers delivered by or on behalf of TCI in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. The information furnished to Westminster by or on behalf of TCI in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which TCI has not disclosed to Westminster in writing which materially adversely affects, or so far as TCI can now foresee will materially adversely affect, the business or condition (financial or otherwise) of TCI.

          (ah) The representations and warranties contained in this section shall be due and complete on and as of the date of funding of the Loan with the same force and effect as though such representations and warranties had been made on and as of that date.

     6. As long as any portion of the Loan remains unpaid, TCI agrees as follows:

          (a) It will keep and maintain full and accurate books, accounts and records of operations of its business in accordance with generally accepted accounting principles, consistent with principles heretofore applied by TCI and it will permit Westminster, by its duly authorized agents, to inspect and copy such books, accounts and records at any reasonable time.

          (b) It will furnish to Westminster, promptly after any written request, such periodic financial information concerning TCI and its business including, without limitation, internally generated monthly operating statements, as Westminster shall request. TCI shall furnish to Westminster, promptly after the same becomes available, but in any event within sixty (60) days after the end of each fiscal year of TCI, a balance sheet and income statement covering TCI for the preceding fiscal year, which statements shall be certified by an executive officer of TCI as having been prepared in accordance with generally accepted accounting principals and as being true, correct, complete and accurate. If any such certified annual statement is not furnished as required hereunder, Westminster shall have the right, but not the obligation, to obtain any of such statements by means of an audit by an independent certified public accounting firm selected by Westminster, in which event TCI covenants and agrees to pay, or to reimburse Westminster for, any expense of said accounting firm and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

          (c) It will maintain and preserve its existence and its right to transact business in the State of California and in all other states in which it conducts business, and it will not merge or consolidate with any other unrelated entity.

          (d) It will notify Westminster in writing of the occurrence of any of the following within five (5) days of obtaining knowledge thereof: (i) any material adverse change in the business, property, assets, operations or condition, financial or otherwise, of TCI, (ii) receipt of notice of any default under any Material Contract, or (iii) the pendency or threat of any material litigation or arbitration and of any tax deficiency or other proceeding before any governmental body or official affecting TCI.

          (e) It will not incur any indebtedness, secured or unsecured, except for (i) trade indebtedness incurred in the ordinary course of business or (ii) a loan facilitated by the City of San Diego under the EM-TEK program, such loan not to exceed Two Hundred Thousand Dollars ($200,000).

          (f) It will not extend incentive stock options to its employees except under a "phantom stock plan" approved by Westminster, and any such incentive stock options shall not exceed in the aggregate fifteen percent (15%) of the "capital stock" of TCI prior to the conversion of the Loan by Westminster.

          (g) It will not amend or modify in any respect any of the new notes described in Paragraph 7(c) hereof, or give any security for any of said notes, or prepay any of said notes in whole or in part (except as expressly provided in said notes).

          (h) It will not increase any compensation or fringe benefits payable to any of the shareholders of TCI, or any spouse, child or other relative or affiliate thereof.

          (i) It will not make any loans to or guarantee the obligations of any of the shareholders of TCI, or any spouse, child or other relative or affiliate thereof.

          (j) It will not declare and/or pay any dividends to any of the shareholders of TCI.

     7. The following constitute conditions, for the benefit of Westminster, to the funding of the Loan:

          (a) All of the representations and warranties of TCI herein shall have been true and correct in all material respects when made, and on the date of the Loan funding. If requested by Westminster, an officer of TCI shall execute a certificate to this effect on the date of the funding of the Loan.

          (b) TCI shall have performed all of its obligations and covenants under this Agreement.

          (c) All existing loans made to TCI by Maria L. Frulla, Stefano G. Frulla, and Enrica F. Frulla (being approximately Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate) shall have been novated and recast, and shall have been evidenced by new notes, which shall be in the form of Exhibit "F" attached hereto and made a part hereof by reference. The new notes shall not be secured (any security held under the existing loans shall be released) and shall be and remain subordinate to the Loan.

     8. In addition to and without limitation of any other obligation of TCI hereunder or under any of the documents evidencing the Loan, TCI shall and does hereby indemnify, defend and agree to hold Westminster harmless from and against all claims, injury, damage, liability loss, cost and expense of any and every kind (including attorneys' fees and costs) arising out of or in connection with the business or operations of TCI, including, but not limited to, product liability claims. The obligations of TCI under this paragraph shall survive the repayment of the Loan, but shall not apply to any events which occur subsequent to the conversion of the Note into capital stock, as described in Paragraph 4 hereof.

     9. All notices required or permitted to be given pursuant to this Agreement shall be in writing, and shall be delivered either personally, by overnight delivery service or by U.S. certified or registered mail, postage prepaid, return-receipt requested and addressed to the parties at their respective addresses as they appear below their signatures hereon. Notices may also be given by facsimile transmission to the facsimile telephone numbers which appear below the parties' respective signatures hereon, provided that either (a) receipt of the facsimile transmission is acknowledged in writing by the receiving party, which may also be by a facsimile transmission, or (b) the transmitting party obtains a written confirmation from its own facsimile machine showing that the entire transmission was transmitted to the receiving party, without interruption, and a copy of the notice is also sent by one of the other above-described methods of service. The parties may change their addresses or facsimile telephone numbers for notice by giving notice of such change in accordance with this section. Notices sent by overnight delivery service shall be deemed received on the business day following the date of deposit with the delivery service. Mailed notices shall be deemed received upon the earlier of the date of delivery shown on the return-receipt, or the second business day after the date of mailing. Notices sent by facsimile transmission shall be deemed served on the date of transmission, provided that such notices are sent during regular business hours, otherwise on the next business day.

     10. This Agreement has been executed in and is to be performed in the State of California, and this Agreement shall be interpreted in accordance with the laws of the State of California.

     11. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, assigns, successors-in-interest, and legal representatives.

     12. This Agreement may not be amended, modified or altered except by a written instrument executed by all parties hereto.

     13. No party has made any representations, warranties, covenants or promises relating to the subject matter of this Agreement except as set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof. Without limiting the generality of the foregoing, it is understood and agreed that this Agreement supersedes that written letter of intent dated July 8, 1997.

     14. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall nevertheless be given full force and effect.

     15. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     16. Should any party be required to bring legal action (including arbitration) to enforce his rights under this Agreement or under the Note or any of the Loan Documents (as defined in the Note), the prevailing party in such action shall be entitled to recover from the losing party his reasonable attorneys' fees and costs in addition to any other relief to which he is entitled. Such recovery of attorneys' fees shall include any attorneys' fees incurred in connection with any bankruptcy or reorganization proceeding, including stay litigation. The parties further agree that any attorneys' fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Agreement, shall survive the judgment, and is not to be deemed merged into the judgment.

     17. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

     18. The failure of any party, at any time, to require timely performance by any other party of any provision of this Agreement shall not affect such party's rights thereafter to enforce the same, nor shall the waiver by any party of any breach of any provision of this Agreement, whether or not agreed to in writing, be taken or held to be a waiver of the breach of any other provision or a waiver of any subsequent breach of the same provision of this Agreement. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     19. The parties agree to perform such further acts and to execute, acknowledge and deliver such documents as may be necessary to effectuate the provisions of this Agreement.

     20. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The cost of arbitration shall be borne by the losing party, or, if there is no losing party, as the arbitrator(s) shall determine.

     In any arbitration proceedings relative to this Agreement, or breach thereof, all parties shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration pursuant to California Code of Civil Procedure Section 1283.05, or any successor statute.

     Service of any Petition to confirm or vacate the Arbitration award and Notice of Hearing thereon may be made by certified or registered mail, return-receipt requested, or by personal delivery.

     The arbitrator'(s) award may be limited to a statement that one party pay to the other a sum of money. The arbitrator(s) will not be deemed to exceed their powers (per California Code of Civil Procedure Sections 1286.2 or 1286.6) by committing an error of law or legal reasoning, it being agreed that the decision of the arbitrator(s) shall be final and unreviewable for error of law or legal reasoning of any kind.

     21. Notwithstanding the provisions of Paragraph 20 of this Agreement, before either party files a demand for arbitration, or commences any legal action (except to the extent that legal action may reasonably be required to obtain provisional remedies, such as injunctive relief) both parties agree to mediate, in good faith, any dispute or claim arising between them out of this Agreement or under the Note or the Loan Documents (as defined in the Note). Such mediation shall take place in Los Angeles, California before an impartial and neutral professional mediator selected by mutual agreement of the parties, who will be authorized to facilitate resolution of the dispute, but who will not be empowered to impose a settlement on the parties. Mediation fees shall be divided equally between the parties. If any party commences arbitration or legal action based on a dispute or claim which should be mediated pursuant to this Paragraph without first offering to mediate such dispute or claim, and if such party thereafter refuses to submit to mediation upon written demand by the other party, then in the discretion of the arbitrator or judge, as the case may be, such party shall not be entitled to recover its attorneys' fees even if it is the prevailing party in such arbitration or legal action.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WESTMINSTER CAPITAL, INC.,                   TOUCH CONTROLS, INC.,
a Delaware Corporation                       a California Corporation


By  /s/ Keena Behrle                         By  /s/ Marie L. Frulls
   ---------------------------                   ------------------------
Its E.V.P.                                   Its President

Address:                                     Address:

9665 Wilshire Boulevard, Mezzanine Suite     4168 Avenida de la Plata
Beverly Hills, California 90212              Building 101
                                             Oceanside, CA 92056
Fax No.: (310) 271-6274
                                             Fax No.: (760) 631-7910